SECOND AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT

          This Second Amendment to Amended and Restated Loan Agreement (the “Second Amendment”) is made as of the 26th day of January, 2006 by and among

REX RADIO AND TELEVISION, INC., an Ohio corporation (“Rex Radio”), as lead borrower (in such capacity, “Lead Borrower”), for itself and the other Borrowers being

KELLY & COHEN APPLIANCES, INC., an Ohio corporation (“Kelly”),

REX ALABAMA, INC., an Ohio corporation (“Rex Alabama”),

REX KANSAS, INC., a Kansas corporation (“Rex Kansas”),

REXSTORES.COM, INC., an Ohio corporation (“Rex Internet”), and

STEREO TOWN, INC., a Georgia corporation (“Stereo Town”); and

REX STORES CORPORATION, a Delaware corporation (the “Parent”); and

the LENDERS party hereto; and

BANK OF AMERICA, N.A., f/k/a Fleet Retail Group, Inc., as agent for the Lenders, a Delaware corporation, having a place of business at 40 Broad Street, Boston, Massachusetts 02109; and

KEYBANK NATIONAL ASSOCIATION, as Syndication Agent;

in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

WITNESSETH

          WHEREAS, the Lead Borrower, the other Borrowers, the Agent, the Lenders, and the Syndication Agent have entered into an Amended and Restated Loan Agreement dated as of September 14, 2004 (as amended and in effect, the “Loan Agreement”); and

          WHEREAS, the Borrowers, the Agent, the Parent, the Lenders, and the Syndication Agent have agreed to amend a certain provisions of the Loan Agreement all as set forth herein.

          NOW THEREFORE, it is hereby agreed as follows:

1.	Amendments to Loan Agreement.

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a.	Definitions: All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Loan Agreement.

b.	Amendments to Article 1.

(a) The definition of “Commercial Letter of Credit” is hereby deleted in its entirety, and the following is inserted in its place:

“Commercial Letter of Credit” shall mean any Letter of Credit issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by a Loan Party in the ordinary course of business.

(b) The definition of “Letter of Credit” is hereby deleted in its entirety, and the following is inserted in its place:

“Letter of Credit” shall mean a letter of credit that is (i) issued pursuant to this Agreement for the account of a Loan Party, (ii) a Standby Letter of Credit or Commercial Letter of Credit, issued in connection with the purchase of Inventory by a Loan Party and for other purposes for which such Loan Party has historically obtained letters of credit, or for any other purpose that is reasonably acceptable to the Agent, and (iii) in form reasonably satisfactory to the Issuer.

c.	Amendment to Article 2. Section 2.13(a) is hereby deleted in its entirety, and the following is inserted in its place:

(a)

Upon the terms and subject to the conditions herein set forth, at any time and from time to time after the date hereof and prior to the Expiration Date, the Lead Borrower may request the Issuer to issue, and subject to the terms and conditions contained herein, the Issuer shall issue, for the account of any Loan Party, one or more Letters of Credit; provided, however, that no Letter of Credit shall be issued if after giving effect to such issuance (i) the aggregate Letter of Credit Outstandings shall exceed the Letter of Credit Sublimit or (ii) the aggregate Credit Extensions (including Swingline Loans) would exceed the limitation set forth in Section 2.01; and provided, further, that no Letter of Credit shall be issued if the Issuer shall have received notice from the Agent or the Required Lenders that the conditions to such issuance have not been met. If at any time the Total Commitment is reduced to an amount less than the Letter of Credit Sublimit, then the Letter of Credit Sublimit shall be reduced to an amount equal to (or, at Lead Borrower’s option, less than) the Total Commitment.

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2.	Conditions to Effectiveness. This Second Amendment shall not be effective until each of the following conditions precedent have been fulfilled to the satisfaction of the Agent:

a.

This Second Amendment shall have been duly executed and delivered by the Borrowers, the Parent, the Agent and the Required Lenders. The Agent shall have received a fully executed copy hereof and of each other document required hereunder.

b.

All action on the part of the Borrowers and the Parent necessary for the valid execution, delivery and performance by the Borrowers and the Parent of this Second Amendment shall have been duly and effectively taken.

	c.	The Borrowers and the Parent shall have provided such additional instruments, documents, and opinions of counsel to the Agent as the Agent and its counsel may have reasonably requested.

3.	Miscellaneous.

a.

Except as provided herein, all terms and conditions of the Loan Agreement and the other Loan Documents remain in full force and effect. The Borrowers and the Parent each hereby ratifies, confirms, and reaffirms all of the representations, warranties and covenants therein contained. Without limiting the generality of the foregoing, the Borrowers and the Parent each hereby acknowledges, confirms and agrees that all Collateral shall continue to secure the Obligations as modified and amended pursuant to this Second Amendment, and any future modifications, amendments, substitutions or renewals thereof.

b.

This Second Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered, shall be an original, and all of which together shall constitute one instrument. Delivery of an executed counterpart of a signature page hereto by telecopy shall be effective as delivery of a manually executed counterpart hereof.

c.

This Second Amendment expresses the entire understanding of the parties with respect to the matters set forth herein and supersedes all prior discussions or negotiations hereon. Any determination that any provision of this Second Amendment or any application hereof is invalid, illegal or unenforceable in any respect and in any instance shall not effect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provisions of this Second Amendment.

[SIGNATURE PAGES TO FOLLOW]

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          IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed and their seals to be hereto affixed as the date first above written.

REX RADIO AND TELEVISION, INC., as Lead Borrower

By:

Name: Douglas Bruggeman
Title: Vice President - Finance

KELLY & COHEN APPLIANCES, INC., as a Borrower

By:

Name: Douglas Bruggeman
Title: Vice President - Finance

REX ALABAMA, INC., as a Borrower

By:

Name: Douglas Bruggeman
Title: Vice President - Finance

REX KANSAS, INC., as a Borrower

By:

Name: Douglas Bruggeman
Title: Vice President - Finance

REXSTORES.COM, INC., as a Borrower

By:

Name: Douglas Bruggeman
Title: Vice President - Finance

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STEREO TOWN, INC., as a Borrower

By:

Name: Douglas Bruggeman
Title: Vice President - Finance
REX STORES CORPORATION., as Parent

By:

Name: Douglas Bruggeman
Title: Vice President - Finance

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BANK OF AMERICA, N.A., as Agent

By:

Name: Peter Foley
Title: Vice President

BANK OF AMERICA, N.A., as a Lender

By:

Name: Peter Foley
Title: Vice President

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JPMORGAN CHASE BANK, N.A. (as successor in interest to BANK ONE, DAYTON, N.A.), as a Lender

By:

Name: Stephen Christ
Title: Account Executive

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KEYBANK NATIONAL ASSOCIATION, as a Lender

By:

Name:	John P. Dunn

Title:	Vice President

KEYBANK NATIONAL ASSOCIATION, as Syndication Agent

By:

Name:	John P. Dunn

Title:	Vice President

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NATIONAL CITY BANK, DAYTON, as a Lender

By:

Name:

Title:

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